UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2010

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-51582 (Commission File Number)	56-2542838 (I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 2200
Houston, Texas	77046

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
     On June 23, 2010, Hercules Offshore, Inc. (the “Company”) is posting on its website at www.herculesoffshore.com a report entitled “Hercules Offshore Fleet Status Report” (the “Fleet Status Report”). The Fleet Status Report includes the Hercules Offshore Rig Fleet Status (as of June 23, 2010), which contains information for each of the Company’s drilling rigs, including contract dayrate and duration. The Fleet Status Report also includes the Hercules Offshore Liftboat Fleet Status Report, which contains information by liftboat class for May 2010, including revenue per day and operating days. The Fleet Status Report is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.
     The information and statements made in the Fleet Status Report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts, as well as information that may be affected by the moratorium on permits and drilling in the Gulf of Mexico. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays, government and regulatory actions and other factors described in the Company’s annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. The Company cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Item 8.01	Other Events.
     On June 8, 2010, the Minerals Management Service (MMS) issued a Notice to Lessees (NTL) outlining various new safety related regulations for offshore drilling operations. On June 18, 2010, a second NTL was issued outlining additional information that must be submitted to supplement exploration and development plans, which may impact the ability of our customers to obtain new drilling permits in a timely manner, if at all. Shallow water drilling operations may be permitted as long as the terms of these new NTL’s are met. We are currently working with a number of our customers in the U.S. Gulf of Mexico to help them comply with our understanding of these new requirements.
     Given these new regulations and the time required (i) for our customers to interpret and comply with the requirements and (ii) for the regulators to review and approve the permit applications and plans, further delays in permitting activity may continue. Our idle rigs and our other rigs that are scheduled to complete their contracts over the next several weeks are unlikely to secure new contracts until our customers receive new drilling permits. In addition, as set forth in our Form 8-K filing dated May 13, 2010, we believe that some of our customers do not have drilling permits that would cover the entire duration of our contracts in the U.S. Gulf of Mexico. Additional rules and requirements may be imposed by state and federal regulators in the future.

Forward — looking statements
     The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, status of permits, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts, as well as information regarding the moratorium on drilling in the Gulf of Mexico. Such statements are subject to a number of risks, uncertainties and assumptions, including, without limitation, early termination by the customer pursuant to the contact or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays, government and regulatory actions and other factors described in Hercules’ annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of change at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results of developments may differ materially from those projected or implied in these statements.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit 99.1 Hercules Offshore Fleet Status Report

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: June 23, 2010	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Hercules Offshore Fleet Status Report